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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2006
ViaSat, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21767	33-0174996

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (760) 476-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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          This Current Report on Form 8-K is filed by ViaSat, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
          On October 11, 2006, the Company’s Compensation and Human Resources Committee of the Board of Directors (the “Committee”) approved the grant of non-qualified stock options (“NQSOs”) and deferred stock (also referred to as restricted stock units or “RSUs”) to certain executive officers of the Company. The following table sets forth the number NQSOs and RSUs granted to the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement dated August 14, 2006) (the “Awards”).
Named Executive Officers

Name and Principal Position	NQSOs	RSUs
Mark D. Dankberg Chairman and CEO	116,250	12,917

Richard A. Baldridge President and COO	90,000	10,000

Ronald G. Wangerin Vice President and CFO	37,500	4,167

Gregory D. Monahan Vice President-Administration, General Counsel and Secretary	15,000	1,667
          These NQSOs have a term of six years and vest over a period of four years with one-fourth vesting on each anniversary of the grant date. These RSUs vest over a period of four years with the first one-fourth vesting on the thirteen month anniversary of the grant date and the remaining three-fourths vesting on the second, third and fourth anniversary dates of the grant date.
          On October 11, 2006, the Committee approved the form of restricted stock unit agreement to be used in connection with standard grants of RSUs to Company employees and the form of restricted stock unit agreement to be used in connection with grants of RSUs to executive officers of the Company.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
          (d) Exhibits.

Exhibit
Number	Description of Exhibit
10.1	Form of Restricted Stock Unit Award Agreement under the Third Amended and Restated 1996 Equity Participation Plan of ViaSat, Inc. (for grants to employees)

10.2	Form of Executive Restricted Stock Unit Award Agreement under the Third Amended and Restated 1996 Equity Participation Plan of ViaSat, Inc. (for grants to executive officers)
SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2006	ViaSat, Inc.
	By:	/s/ Richard Baldridge
Richard Baldridge
President and Chief Operating Officer